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                                                                    Exhibit 99.2

NEWS RELEASE

                                                                          [LOGO]




   Contact: Investor Relations, Bob Marshall (302) 429-3114

            Public Affairs, Mary Rucci (302) 429-3334


        CONECTIV ANNOUNCES STRATEGIC AND FINANCIAL INITIATIVES FOR GROWTH

          SHARE BUYBACK, DIVIDEND REDUCTION, SALE OF GENERATING ASSETS,
                    GROWTH IN TELECOMMUNICATIONS AND UTILITY
                    BUSINESSES, MAJOR COST REDUCTION EFFORTS


WILMINGTON, May 11, 1999 -- With its major regulatory issues becoming more certain, Conectiv (NYSE:CIV and CIV.A) today announced several strategic initiatives designed to increase shareholder value and position Conectiv for future growth. These initiatives continue to expand Conectiv's focus on achieving superior total shareholder returns by providing improved earnings growth. The growth focus is in Conectiv's utility transmission and distribution business, investments in its telecommunications business and higher returns on the strategic energy business.

The initiatives include:

- A recapitalization of Conectiv through a buyback of approximately 14 percent of outstanding common stock in order to employ a more efficient capital structure appropriate for a competitive environment;

- An intention by the Board of Directors to reduce the quarterly CIV common stock dividend from $0.385 to $0.22, to balance total shareholder return between stock appreciation and dividend yield. The dividend policy for Class A Common Stock remains unchanged, currently a quarterly dividend of $.80 ($3.20 annualized) per share;

- A realignment of Conectiv's generation business by pursuing the potential sale of approximately 2,200 megawatts of nuclear and non-strategic baseload fossil generation, with safeguards to assure continued energy reliability;

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-    A focus on value creation through growth of Conectiv's regulated electric and gas delivery business, its energy business and telecommunications business;

- The implementation of a new productivity improvement and cost reduction program aimed at positioning the company to have a more competitive cost structure without any reduction in quality and service.



"This accelerates Conectiv's progression toward being a leading provider of vital services to customers in an expanded regional market. The first step of this journey was the merger of Delmarva Power and Atlantic Energy to create Conectiv. The second was the deregulation of the energy markets in the areas we serve. Third, we created a number of new businesses. This is the next step in the transformation of Conectiv from a regulated to a highly competitive enterprise," explained Howard Cosgrove, Conectiv Chairman, CEO and President.



DIVIDEND POLICY AND RECAPITALIZATION

In order to improve Conectiv's financial flexibility and position it as a growth-oriented investment, Conectiv's Board of Directors intends to reduce its CIV common stock dividend and recapitalize its balance sheet. The dividend policy remains unchanged for the Class A common stock.

The Board intends to reduce the CIV common stock dividend from $1.54 to $0.88, effective with the expected declaration of the next quarterly dividend, on June 29, 1999.

According to John van Roden, Conectiv's CFO, "The company is targeting a payout ratio of 40% to 60%. This is more consistent with companies operating in a competitive environment, and transitions Conectiv away from the traditionally higher payout ratios typical of the regulated utility industry."

The recapitalization will be accomplished through a "Dutch Auction" self-tender offer, beginning May 11, 1999 and ending June 8, 1999. Conectiv plans to buy back up to 14 million of its outstanding CIV common shares. Shareholders will have the opportunity to tender their shares within a price range established by the Company of $23.50 to $25.50.

The recapitalization will not affect the capital structures of Conectiv's wholly owned subsidiaries, Delmarva Power & Light Company and Atlantic City Electric Company. The transaction will be financed through the issuance of long- and short-term debt of Conectiv, with the consolidated credit ratios expected to return to current levels within 2-3 years, as the result of the lower annual dividend payout and anticipated receipt of cash from asset sales.


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Van Roden emphasized, "We are positioning Conectiv's stock for market value growth. With our solid earnings prospects, and the effect of reduced shares outstanding, Conectiv is positioned to achieve improved growth in earnings per share."

Cosgrove further noted "We believe our tender offer will allow those shareholders who desire a more income-oriented investment to exit on favorable terms. On the other hand, we believe that shareholders who retain their shares will benefit from owning a greater interest in a highly competitive company with outstanding growth opportunities."


SALES OF GENERATING PLANTS

In response to changes in the legal and regulatory environment in the states that it serves, Conectiv plans to sell approximately 2,200 megawatts of its nuclear and non-strategic baseload fossil generation assets.

Cosgrove explained, "This sale will accomplish two main goals. First, it will raise case for debt repayment and new investments more likely to fulfill our corporate vision. Second, we will realize gains that offset our stranded costs from generation plants. Conectiv intends to retain certain generation plants that it considers to be strategic to its energy business and assure reliability for its customers throughout the evolution of the competitive electric supply markets.

"This approach reflects our belief that we must concentrate on becoming a provider of multiple vital services under a common brand, rather than use our generation resources to compete in the commodity wholesale business," Cosgrove said.

Conectiv's generating asset divestiture is expected to occur upon acceptable terms by midyear 2000. Conectiv will work with its affected employees to provide as many opportunities as possible.



STRATEGIC FOCUS

The foundation of Conectiv's growth opportunities is its energy, telecommunications and regulated electric and gas delivery. These areas comprise the company's vital services focus and allow Conectiv to concentrate on deepening customer relationships within its growing region.

The energy business will be centered on 2,000 megawatts of flexible, low-cost generation that back Conectiv's merchant capabilities. Conectiv also will focus resources on growing its facilities-based telecommunications business, taking advantage of the many high growth opportunities including internet and high speed DSL (digital subscriber line) that will be available to customers later this year.

"Conectiv Communications today has more than 50,000 access lines and has achieved dramatic growth in a short time. We are excited about continuing that growth," stated Cosgrove. "At the same time, the regulated electric and gas delivery business will provide continued strong cash flows and will be the basis for expanded vital services growth beyond regulated delivery. In conjunction with our delivery business,

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Conectiv will continue to be a major provider of energy throughout the
Mid-Atlantic region."

PRODUCTIVITY IMPROVEMENT AND COST REDUCTIONS

Conectiv has simultaneously initiated a comprehensive cost improvement program with a renewed focus on improving productivity and continuing merger synergies in its core business processes with a goal of $25 million in cost reductions over the next 12 to 18 months. Over the longer term, the company plans to review all business processes and expenses to accelerate process improvements and achieve cost productivity that can be sustained.

 "In order to compete in a deregulated environment, we must continuously reduce costs and improve productivity without any reduction in quality and service or impact to our customers as we continue to grow. This type of effort and coordination will enable Conectiv to develop sustainable benefits in a competitive marketplace," Cosgrove stated.

SUMMARY

Van Roden summarized the goals of the strategic and financial initiatives announced today by saying that they "should provide Conectiv with sufficient funds to invest in the areas of strategic focus that provide higher return on equity and earnings accretion, while maintaining a prudent balance between debt and equity in our capital structure. This action also should preserve the financial flexibility necessary to accommodate future cash needs and focus on improving total shareholder return."

Cosgrove added, "Today's announcement is the next step in Conectiv's transformation from a regulated public utility to a regional provider of vital services. It is a course of action that is consistent with both our strategic focus and is in the best interests of our shareholders and customers. The current repayment of capital to shareholders is a tangible expression of the Board's and management's confidence in the Company and provides greater assurance to shareholders that strategic undertakings will be value-enhancing."

Conectiv is a regional provider of vital services, emphasizing electric and gas delivery, energy and telecommunications.



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The dealer manager for the share repurchase offer is The Blackstone Group, L.P.
The information agent is D.F. King & Co., Inc. Copies of the Offer to Purchase and related materials, dated May 11, 1999, will be mailed to all Conectiv shareholders. The terms of the offer and procedures for tendering are explained in detail in these materials. Shareholders are urged to carefully read these materials prior to making any decision with respect to the offer. Additional copies of the material can be obtained from the information agent by calling 1-800-207-3156.

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                           FORWARD-LOOKING STATEMENTS

         The Private Securities Litigation Reform Act of 1995 (the "Litigation Reform Act") provides a "safe harbor" for forward-looking statements to encourage such disclosures without the threat of litigation, provided those statements are identified as forward-looking and are accompanied by meaningful, cautionary statements identifying important factors that could cause the actual results to differ materially from those projected in the statement. Forward-looking statements have been made in this Press Release. Such statements are based on beliefs of the Company's management ("Management") as well as assumptions made by and information currently available to Management. When used herein, the words "will," "anticipate," "estimate," "expect," "objective," and similar expressions are intended to identify forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause actual results to differ materially from those contemplated in any forward-looking statements include, among others, the following: deregulation of energy supply and the unbundling of delivery services; an increasingly competitive marketplace; results of any asset dispositions; sales retention and growth; federal and state regulatory actions; future litigation results; costs of construction; operating restrictions; increased costs and construction delays attributable to environmental regulations; nuclear decommissioning and the availability of reprocessing and storage facilities for spent nuclear fuel; and credit market concerns. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing list of factors pursuant to the Litigation Reform Act should not be construed as exhaustive or as admission regarding the adequacy of disclosures made by the Company prior to the effective date of the Litigation Reform Act.


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